                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        MAGNETIC TECHNOLOGIES CORPORATION
                        ---------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                          [MAGNETIC TECHNOLOGIES LOGO]


                        MAGNETIC TECHNOLOGIES CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 17, 1996


     The Annual Meeting of the Stockholders of Magnetic Technologies Corporation will be held at the Industrial Management Council in the Hutchison House, 930 East Avenue, Rochester, New York, on Tuesday, December 17, 1996, at 11:00 A.M., for the following purposes:


     1.  Election of five Directors.

     2.  Action upon a proposal to adopt the 1996 Stock Option Plan.

     3.  Such other matters as may properly come before the meeting.


     All stockholders of record at the close of business on November 1, 1996, will be entitled to vote at the meeting.





                                 Susan M. Weise
                                 Secretary



     November 7, 1996





     PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                          [MAGNETIC TECHNOLOGIES LOGO]


                        MAGNETIC TECHNOLOGIES CORPORATION







                                 PROXY STATEMENT

                                     GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Magnetic Technologies Corporation ("the Company") for use at the Annual Meeting of Stockholders to be held on December 17, 1996, at 11:00 A.M., at 930 East Avenue, Rochester, New York, and any adjournments thereof. The proxy materials and the Company's Annual Report for the fiscal year ended July 31, 1996 (fiscal 1996) are first being mailed on or about November 7, 1996 to stockholders of record as of the close of business on November 1, 1996 ("the Record Date").

     A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by written revocation, by submission of a later-dated proxy or by the stockholder's attendance and vote at the meeting. The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers of the Company may solicit proxies by telephone or personal interviews. Arrangements may also be made with banks, brokerage firms and others to forward proxy materials to beneficial owners of the Company's Common Stock at the Company's expense.


                                VOTING SECURITIES

     As of the Record Date, there were outstanding and entitled to vote approximately 2,786,584 shares of Common Stock of the Company, $.15 par value ("Common Stock"), each of which will be entitled to one vote on each matter submitted to the stockholders for voting at the meeting. The election of Directors, approval of the 1996 Stock Option Plan and all other matters submitted to a vote at the meeting will be decided by the vote of a majority of all votes cast in person or by proxy at the meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

     The following table sets forth, as of September 10, 1996, the number of shares of the Company's Common Stock held by, or issuable to, (a) each Director and Director nominee, (b) each Executive Officer, (c) all Directors and Executive Officers as a group and (d) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                   NAME AND ADDRESS OF                          AMOUNT AND NATURE OF              PERCENT OF
                    BENEFICIAL OWNER                              BENEFICIAL OWNER                CLASS (a)
      -------------------------------------------------         --------------------              ----------
      Named Directors and  Executive Officers:

          G. Thomas Clark                                               42,375(b)                     1.5
          360 Bonnie Brae Avenue
          Rochester, NY  14618

          Catherine D'Amico                                              --                            --
          55 Great Wood Circle
          Fairport, NY  14450

          Isadore Diamond                                              293,312(c)                    10.5
          7811 NW 85th Avenue
          Tamarac, FL  33321

          Bernard Kozel                                                 17,000(d)                     0.6
          1 Woodbury Place
          Rochester, NY  14618

          Gordon H. McNeil                                             400,780(e)                    13.1
          44 Oak Meadow Trail
          Pittsford, NY  14534

      Directors and Executive Officers as a Group                      753,467                       24.6

      Other 5% Beneficial Owners:

           Richard Hall                                                251,247                        9.0
           280 Estrellita
           Ft. Myers Beach, FL  33931

           Elliott Landsman                                            199,390                        7.2
           3 Townline Circle
           Rochester, NY  14623


(a) Based, in each case, upon the Company's current outstanding shares plus that number of shares which the named person or group has the right to acquire (that is, options which are exercisable within 60 days).

(b) Includes an option to purchase 7,500 shares at $2.55 per share expiring September 1997.

(c) Includes 8,250 shares held by Mr. Diamond's wife (in which shares he disclaims beneficial interest).

(d) Includes 5,000 shares held by Mr. Kozel's wife (in which shares he disclaims beneficial interest). Includes an option to purchase 5,000 shares at $4.63 per share expiring March 2000.

(e) Includes 67,500 shares held by Mr. McNeil's wife plus 15,375 shares held by his wife as custodian for two of their children (in all of which shares he disclaims beneficial interest). Includes an option to purchase 150,000 shares at $2.33 per share expiring in May 1997, and an option to purchase 112,500 shares at $2.50 per share expiring in January 2003.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     At the meeting, five Directors will be elected to hold office until their successors are elected and qualify. Unless authority is withheld with respect to any individual nominee or all of the nominees, the enclosed proxy will be voted for the election of the five Director candidates set forth below. In the event that any of the nominees unexpectedly becomes unavailable for election, the proxy will be voted for the election of such substitute nominee as the proxy holders in their discretion shall determine.

     Following is information about each Director, Director nominee and Executive Officer of the Company as of October 1, 1996, as well as the recent business experience of each:

                                               DIRECTOR
       NAME OF NOMINEE              AGE          SINCE                   CURRENT COMPANY OFFICES
-------------------------------     ---        ---------      ---------------------------------------------
Director Nominees:
     G. Thomas Clark                58           1992         None (a)
     Catherine D'Amico              40           1995         None (b)
     Isadore Diamond                77           1969         Chairman of Board (c)
     Bernard Kozel                  75           1994         None (d)
     Gordon H. McNeil               55           1974         President and Chief Executive Officer (c)

Other Executive Officers:
     None

(a) Mr. Clark is Senior Vice President - Finance, Secretary and Treasurer of Paychex, Inc., as well as a member of its Board of Directors.

(b) Ms. D'Amico is Chief Financial Officer, Senior Vice President of Finance and Treasurer of Monro Muffler Brake, Inc. Prior to joining that corporation in August 1993, she was a Senior Audit Manager with Price Waterhouse, the Company's auditor, and supervised the Company's annual audit.

(c) Mr. Diamond served as Chief Executive Officer of the Company until Mr. McNeil assumed that position in 1985. Based upon their joint management of the Company for more than two decades and their aggregate beneficial ownership of 23% of the Company's Common Stock (see table on page 3), they could be considered to be "control persons" or "parents" with respect to the Company.

(d) Mr. Kozel is President of KG Capital Corporation, a venture capital company. Formerly, he was the founder and Chairman of Kayex Corporation prior to its sale to General Signal Corporation. He is a member of the Board of Directors of Performance Technologies, Inc.


     The Board of Directors has an Audit Committee and a Compensation Committee, each composed of the three outside Directors, Ms. D'Amico and Messrs. Clark and Kozel. The Audit Committee has the function of recommending selection of the Company's auditors, negotiating the audit fee, interacting with the auditors with respect to the audit report and making recommendations to the Board with respect to financial matters. The Compensation Committee has the function of making recommendations to the Board with respect to Executive Officer compensation. The Board has no standing Nominating Committee nor any committee performing similar functions.

     During fiscal 1996, there were held five meetings of the Board of Directors, three meetings of the Audit Committee and one meeting of the Compensation Committee. No Director attended fewer than 75% of all meetings of the Board and of committees on which he or she served during fiscal 1996.

               PROPOSAL 2 - APPROVAL OF THE 1996 STOCK OPTION PLAN

     The Board of Directors has unanimously adopted the 1996 Stock Option Plan ("the Plan") for the Company's Directors, officers, key employees and consultants, effective September 13, 1996, but subject to stockholder approval at the Annual Meeting. The purpose of the Plan is to provide long-term incentives to the persons responsible for the success and growth of the Company in order to attract and retain such persons on a competitive basis and to further the association of their interests with those of the Company.

     The Plan authorizes option grants to purchase up to an aggregate of 125,000 shares of the Company's Common Stock. The Compensation Committee of the Board will administer the Plan with respect to grants to officers, employees and consultants. A Directors Option Committee will administer the Plan with respect to grants to Directors who are not officers. Each Committee consists entirely of disinterested Directors who are not entitled to participate in any grants made by that Committee. No grants may be made after July 31, 2006.

     The Compensation Committee may designate each stock option grant to an employee as either an "Incentive Stock Option" ("ISO(s)") under Section 422 of the Internal Revenue Code of 1986 ("the Code") or as a "Non-Qualified Option" (an option which does not qualify as an ISO). Any options granted to non-employees by either Committee will necessarily be Non-Qualified Options. The principal difference between the two types of options relates to their tax treatment. Under the Code, ISO's qualify for special federal tax treatment; no tax is associated with the grant or exercise of an option, nor is the Company allowed a tax deduction by reason of either event; upon the sale of the stock, the recipient is taxed at a capital gains sales rate; if, however, the recipient disposes of the stock within two years of the grant or one year of the option exercise, then the difference between the fair market value of the shares at the time of exercise and the exercise price is taxed as ordinary income to the recipient, and the Company is allowed a tax deduction for that amount. Non-Qualified Options will also not result in income to the recipient upon the grant; however, at the time of exercise, the recipient will realize ordinary income in an amount equal to the difference between the fair market value of the shares and the exercise price. The Company will receive an equivalent deduction and upon any subsequent sale of the shares, the recipient will have a capital gain for any amount of the sale price in excess of that fair market value.

     Regardless of the type of option, all options under the Plan will have the following characteristics: the exercise price will be no less than 100% of the fair market value of the shares as of the date of the grant (110% in the case of an ISO for a 10% shareholder); the option may not be exercised within six months after the grant date nor for a period any longer than ten years after the grant date (5 years in the case of an ISO for a 10% shareholder); in the case of employees, the option will terminate three months after termination of the optionee's employment for any reason; and the option will not be transferable except to the optionee's estate. An additional restriction applicable only to ISO's is that the maximum aggregate market value of the shares with respect to which an optionee may exercise the option for the first time during any calendar year is $100,000.

     It is contemplated that authorized but unissued shares of Common Stock will be issued under the Plan; however, the Plan also permits the issuance of treasury shares. The Company will have no obligation to reserve shares for issuance under the Plan. No preemptive rights are applicable to any of the shares to be issued under the Plan. The proceeds to be received by the Company from exercises of option grants will be used for general corporate purposes. The number of shares available under the Plan and each outstanding option grant, and the exercise prices, will be adjusted in the event of any stock dividend or recapitalization of the Company's Common Stock. The Company's Board of Directors may amend the Plan, but may not do so without stockholder approval if such amendment would materially increase benefits to eligible recipients such as increasing the number of available shares, extending the maximum option periods or changing the eligibility requirements. A copy of the Plan is attached hereto as Exhibit A.

     Twelve key employees and a consultant have received grants under the Plan to purchase an aggregate of 87,500 shares of Common Stock at a price of $3.50 per share (the market price of the stock on the grant date) during a ten-year exercise period after the September 13, 1996 grant date. Each of the employee grants was an ISO, with the options varying between 2,500 and 10,000 shares. The consultant's option was a Non-Qualified Option for 10,000 shares. All of those option grants are subject to approval of the Plan by the stockholders at the meeting. It is contemplated that the options will be registered with the Securities and Exchange Commission after such approval.

     At the current time, no other employee of the Company, other than the two executive officers, is deemed by the Compensation Committee as being eligible to receive option grants under the Plan. To date, no option grants under the Plan have been made to any of the five directors and executive officers of the Company, nor are any such grants contemplated prior to the meeting. Since options for 87,500 shares of Common Stock have already been granted, the maximum number of shares for which options may be granted under the Plan in the future to directors and executive officers is limited to 37,500 shares unless any previously-granted options are canceled.


             TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

     The Company subleases a building to house its main plant and offices at 770 Linden Avenue, Rochester, New York, at a rent of $30,468 per month through October 2000. The sublessor of the premises is Linden Properties, a New York general partnership in which the two principal partners are Isadore Diamond, who is a Director, Executive Officer and owner of more than 5% of the Company's Common Stock, and Elliott Landsman, who is also an owner of more than 5% of the Company's Common Stock. During fiscal 1996 and fiscal 1995, Mayzon Corporation, a property management company owned by Mr. Landsman, performed construction work on the Company's premises, for which the Company paid Mayzon $19,950 and $68,000 respectively.


                             EXECUTIVE COMPENSATION

THREE-YEAR COMPENSATION SUMMARY. The following table summarizes the Company's compensation of its Executive Officers for the past three fiscal years:

                                                                         LONG-TERM COMPENSATION(a)
                                                                   ------------------------------------
                                       ANNUAL COMPENSATION                   AWARDS             PAYOUTS
                                --------------------------------   -------------------------    -------
                                                        OTHER                    SECURITIES                  ALL
                                                        ANNUAL                      UNDER-                   OTHER
                                                        COMPEN-     RESTRICTED      LYING        LTIP        COMPEN-
 NAME AND PRINCIPAL              SALARY      BONUS      SATION     STOCK AWARDS     OPTIONS     PAYOUTS      SATION
      POSITION          YEAR       ($)        ($)       ($)(b)         ($)         SARs (#)       ($)        ($)(c)
--------------------    ----    --------     -----      -------    ------------   ----------    -------      -------
Gordon H. McNeil        1996    $222,200      --          --            --            --          --         $15,995
President and CEO       1995    $218,623      --          --            --            --          --         $ 5,609
                        1994    $196,883      --          --            --            --          --         $11,583

Isadore Diamond         1996    $132,000      --          --            --            --          --         $   363
Chairman of Board       1995    $132,000      --          --            --            --          --           --
                        1994    $132,000      --          --            --            --          --           --

(a) Covers awards (grants) and payouts. See the table on the next page for the number and value of the Executive Officers' options as of the end of fiscal 1996.

(b) Does not include certain perquisites and other personal benefits the value of which in each case did not exceed the lesser of $50,000 or 10% of the Executive Officer's total salary and bonus in the fiscal year.

(c) Includes Company-paid insurance premiums on policies in which the executive or his estate is the beneficiary.

OPTION/SAR GRANTS IN LAST FISCAL YEAR. No stock options or stock appreciation rights ("SARs") were granted by the Company to Executive Officers during fiscal 1996. There are no outstanding SARs.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES. No stock options were exercised by any of the Company's Executive Officers during fiscal 1996. The following table sets forth information concerning the amounts and values of unexercised stock options as of the end of fiscal 1996.


                          NUMBER OF SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                    UNEXERCISED                            IN-THE-MONEY
                             OPTIONS/SARs AT FY-END (#)           OPTIONS/SARs AT FY-END ($)(a)
        NAME                 EXERCISABLE/UNEXERCISABLE              EXERCISABLE/UNEXERCISABLE
------------------        -------------------------------         ------------------------------
Gordon H. McNeil                 262,500 / --                           $337,219 / --

Isadore Diamond                       -- / --                                 -- / --


(a) Figures represent the difference between the $3.6875 average of the bid and asked prices of the Company's Common Stock as of July 31, 1996 and the exercise prices of the outstanding options.

LONG-TERM INCENTIVE PLANS. During fiscal 1996, the Company made no awards to Executive Officers of long-term plans providing compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS. Executive Officers are not separately compensated by the Company for services rendered in their capacity as Directors or members of any committee of the Board of Directors. Outside Directors, consisting of Ms. D'Amico and Messrs. Clark and Kozel, are compensated at the rate of $1,250 per Board meeting and $750 per committee meeting attended. In addition, Mr. Clark holds an option, which was granted to him upon becoming a Director, to purchase 7,500 shares of the Company's Common Stock at a price of $2.55 per share. Mr. Kozel holds an option, which was granted to him upon becoming a Director, to purchase 5,000 shares of the Company's Common Stock at a price of $4.63 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. The Company has no employment contracts with any of its Executive Officers. The Company has no pension plan, nor any severance plan, salary continuation policy, "golden parachute" plan, or any other plan or arrangement pertaining to the resignation, retirement or other termination of any Executive Officer's employment or to any change of control of the Company or to any change in responsibilities of any Executive Officer following a change in control.

REPRICING OF OPTIONS/SAR's. The Company did not adjust or amend the exercise price of any outstanding stock options or SAR's during fiscal 1996.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3, 4 and 5 furnished to the Company by Directors, Officers and beneficial owners of more than 10% of the Company's Common Stock during, and with respect to, fiscal 1996, to the best of the Company's knowledge, no person subject to Section 16 of the Securities Exchange Act of 1934 failed to file such reports on a timely basis during fiscal 1996 or prior fiscal years as required by that Act, except as follows. In May 1996, Richard Hall, a former Director of the Company (during a portion of fiscal
1996), filed a tardy Form 4 relative to his acquisition of 8,500 shares of the Company's Common Stock in a single transaction on March 22, 1996, and also correcting an error of 5,000 shares contained in his Form 3 report dated December 14, 1995.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP has been the Company's independent auditor since 1988. The Board of Directors selects the auditor each year. No selection has yet been made for fiscal 1997 because the decision is normally made after the prior year's audit report has been reviewed by the Audit Committee. Representatives of Price Waterhouse LLP are expected to be present at the meeting to respond to appropriate questions and to make a statement to stockholders if they desire to do so.


                     STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Any proposal which a stockholder wishes to be presented at the Annual Meeting of Stockholders following fiscal 1997 must be received by the Secretary of the Company prior to July 31, 1997, in order to be placed before the stockholders.

     The Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matters come before the meeting, the persons named as proxy holders in the enclosed proxy will have discretionary authority to vote the shares represented thereby in accordance with their judgment.




                                    By Order of the Board of Directors

                                    Susan M. Weise
                                    Secretary



November 7, 1996





ENCLOSED WITH THIS PROXY STATEMENT IS THE ANNUAL REPORT TO STOCKHOLDERS FOR FISCAL 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WHICH IS THE ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF THE ANNUAL REPORT BY SUBMITTING A WRITTEN REQUEST ADDRESSED TO SUSAN M. WEISE, SECRETARY OF THE COMPANY, AT 770 LINDEN AVENUE, ROCHESTER, NEW YORK 14625.

                                    EXHIBIT A
                        MAGNETIC TECHNOLOGIES CORPORATION
                             1996 STOCK OPTION PLAN


SECTION 1.  PURPOSE
            -------

     The purpose of the Magnetic Technologies Corporation 1996 Stock Option Plan ("the Plan") is to provide, through options to purchase Magnetic Technologies Corporation $.15 par value Common Stock ("Stock"), long-term incentives to directors, officers, key employees and consultants responsible for the success and growth of Magnetic Technologies Corporation and its subsidiaries ("the Company") in order to attract and retain such persons on a competitive basis and to further the association of their interests with those of the Company.


SECTION 2.  EFFECTIVE DATE
            --------------

     The Plan will become effective September 13, 1996, subject to its approval by the Shareholders of the Company prior to December 31, 1996.


SECTION 3.  SHARES OF STOCK SUBJECT TO PLAN
            -------------------------------

     Options may be granted under the Plan to purchase in the aggregate not more than one hundred twenty-five thousand (125,000) shares of Stock, which shares may consist in whole or in part of either authorized but unissued shares or treasury shares. Any shares subject to unexercised options granted under the Plan which for any reason expire or are terminated shall be available again for new options under the Plan.


SECTION 4.  PLAN ADMINISTRATION
            -------------------

     The Plan shall be administered by two Committees of the Company's Board of Directors ("the Plan Administrator Committee(s)"): (1) the Compensation Committee - with respect to options granted to the Company's officers, key employees and consultants; and (2) a Directors Option Committee - with respect to options granted to directors who are not officers or employees. Each Committee shall have not less than two director members, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("the 1934 Act").

     Each Plan Administrator Committee shall select the persons to whom options may be granted and determine the number of shares of Stock to be granted to each such optionee. Subject to the provisions of the Plan, each Plan Administrator Committee shall have the authority to determine the other terms of options granted under the Plan (which need not be uniform), to establish and rescind rules and regulations as it deems necessary for the administration of the Plan and to correct any defects and reconcile any inconsistency in any option granted under the Plan as it deems necessary. All determinations of a Plan Administrator Committee shall be by a majority of its members, and shall be final. No member of a Plan Administrator Committee shall be liable for any action taken in good faith with respect to the Plan or any option granted under the Plan.

     The expenses of administering the Plan shall be paid by the Company. Each option granted under the Plan shall be evidenced by a written contract executed by both the Company and the optionee.

SECTION 5.  ELIGIBILITY AND SELECTION PROCESS
            ---------------------------------

     Persons eligible to receive options under the Plan will consist of the Company's directors, officers, key employees and consultants. The Plan Administrator Committees will take into account the duties of prospective optionees and their past and potential contributions to the Company in making determinations as to the persons to be selected for option grants, the number of shares of Stock to be included in each option and the other terms of the option.

     The Compensation Committee will determine the participation of, and make grants under the Plan to, the Company's officers, key employees and consultants, including officers who are directors, and will determine whether each option shall be an Incentive Stock Option [being an option in compliance with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("the Code") or any successor section] or a Non-Qualified Stock Option [being an option not intended to meet the requirements of an Incentive Stock Option].

     The Directors Option Committee will determine the participation of, and make grants under the Plan to, directors who are not officers or employees of the Company. All of such options shall be Non-Qualified Stock Options (as defined above).


SECTION 6.  PROVISIONS TO BE CONTAINED IN ALL STOCK OPTIONS
            -----------------------------------------------

     Each option granted under the Plan will contain the following provisions:

                  A. The exercise price shall be an amount not less than 100% of the fair market value of the Stock as determined by the Plan Administration Committee on the date the option is granted.

                  B. The period in which the option may be exercised shall not exceed ten years from the date of the option grant.

                  C. The option may be exercised only by the optionee during the optionee's lifetime, and the option will not be transferable by the optionee other than by will or the laws of descent and distribution.

                  D. The optionee's agreement to make no disposition of the Stock acquired upon the exercise of the option within a period of six months after the date of the option grant.

                  E. In the cases of optionees who are employees, if an optionee's employment with the Company is terminated for any reason, then the option will expire if not exercised within three months after such termination of employment. Notwithstanding the foregoing, if the Compensation Committee determines that the optionee's employment was terminated by reason of fraudulent, dishonest or disloyal conduct, then the optionee will forfeit all rights under the option immediately upon discharge from the Company's employment.

                  F. The optionee will have no rights as a shareholder of the Company until the optionee has complied with all of the option exercise terms, including full payment for the Stock purchased, and the certificates of stock representing the Stock so purchased have been issued to the optionee.

SECTION 7.  INCENTIVE STOCK OPTIONS
            -----------------------

     In addition to the provisions contained in Section 6 hereof, each Incentive Stock Option granted under the Plan will contain the following provisions and such other provisions as may be necessary to qualify as an Incentive Stock Option under Section 422 of the Code:

                  A. In the event that the optionee owns more than 10% of the Company's outstanding Stock (as defined in the Code and the regulations thereunder) on the date the option is granted, then the exercise price shall be not less than 110% of the fair market value of the Stock on the grant date and the exercise period shall not exceed five years from the grant date.

                  B. The aggregate fair market value of Stock (determined at the date that the option is granted) with respect to which the option is exercisable for the first time by the optionee during any calendar year shall not exceed $100,000.

                  C. The optionee's agreement to make no disposition of the Stock acquired upon the exercise of the option which would be deemed to be a "disqualifying disposition" under Section 422 of the Code (currently, any sale within two years from the option grant date or one year from the exercise date); and, in the event that the optionee makes a disqualifying disposition so as to require the withholding of federal, State or local taxes (including social security taxes), the optionee's agreement to promptly pay to the Company the amount of such taxes if the Company is unable to withhold the necessary sums from monies due to the optionee.

                  D. Such other provisions as determined by the Compensation Committee.


SECTION 8.  NON-QUALIFIED STOCK OPTIONS
            ---------------------------

     In addition to the provisions contained in Section 6 hereof, each Non-Qualified Stock Option granted under the Plan will contain the following provisions:

                  A. In the cases of optionees who are employees, the optionee's agreement to pay to the Company upon exercise of the option all federal, State and local taxes (including social security taxes) required to be withheld and, alternatively, to permit the Company, at its sole discretion, to withhold from the Stock to be issued to the optionee that number of shares at their then fair market value which would satisfy the amount of taxes to be withheld.

                  B. Such other provisions as determined by the Compensation Committee or the Directors Option Committee, as the case may be.


SECTION 9.  ADJUSTMENTS FOR CHANGE OF SHARES
            --------------------------------

     The aggregate number and kind of shares of Stock available for options under the Plan and subject to any outstanding option under the Plan, and the exercise price of each outstanding option, shall be adjusted for any change in the Stock resulting from a stock dividend or recapitalization (including a stock split, merger, combination or exchange of shares; but excluding the Company's issuance, sale or purchase of shares of Stock for money, services or property).

SECTION 10.  RIGHT OF COMPANY TO CANCEL OPTIONS
             ----------------------------------

     The Company shall have the right to cancel any unexercised options granted under the Plan at any time, without cause, upon a vote of the Company's Board of Directors, which right may be exercised as to one or more optionees; provided that, if exercised with respect to any optionee, all of the option grants held by such optionee shall be canceled. Should the Company determine to cancel any such option, it shall pay to the optionee a purchase price equal to the difference between the exercise price of the option and the value of the optioned Stock on the effective date of the Company's purchase as established in the notice from the Company to the optionee; provided, however, that in no event shall the purchase price be less than zero.


SECTION 11.  TERMINATION AND AMENDMENT OF THE PLAN
             -------------------------------------

     The Plan will automatically terminate on July 31, 2006, and no options shall be granted under the Plan thereafter. The Company's Board of Directors may at any time amend or terminate the Plan provided that no amendment shall apply to adversely affect the rights of any optionee with respect to an option already granted and no amendment shall be made without shareholder approval which would
(a) increase the aggregate number of shares of Stock for which options may be granted (except pursuant to Section 9 hereof), (b) change the eligibility requirements for persons entitled to receive options, (c) extend the Plan termination date, (d) reduce the minimum option exercise price specified herein,
(e) extend the maximum period during which an option may be exercised specified herein, (f) otherwise materially increase benefits accruing to eligible persons or (g) effect a change prohibited by Section 16(b) of the 1934 Act absent shareholder approval.


SECTION 12.  MISCELLANEOUS
             -------------

                  A. The granting of options under the Plan shall be at the sole discretion of the Plan Administrator Committees. The adoption of the Plan shall not be construed to give any eligible person hereunder any right to participate in the Plan or to receive options hereunder. The granting of an option hereunder, and the execution of a Stock Option Contract in connection with such grant, shall not be construed to constitute an understanding or agreement, express or implied, on the part of the Company to employ any optionee for any specified period of time.

                  B. The Plan and options granted under the Plan will be subject to all federal and State statutes, rules and regulations, including securities laws. If, in the opinion of the Company's counsel, the issuance, sale or transfer of shares of Stock under the Plan is not lawful for any reason, the Company will not be obligated to issue, sell or transfer the Stock notwithstanding conflicting provisions of the Plan or any Stock Option Contracts entered into under the Plan.

                  C. The Company will be under no obligation to reserve shares to fill options granted under the Plan. The Company will be deemed to have complied with the terms of the Plan if, at the time of issuance of an option under the Plan, it has a sufficient number of authorized and unissued shares of Stock or treasury Stock which may be appropriated and issued for that purpose.

                  D. The Plan and Stock Option Contracts entered into under the Plan will be construed and enforced in accordance with the laws of the State of Delaware.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                        MAGNETIC TECHNOLOGIES CORPORATION
          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 17, 1996

         The undersigned hereby appoints ISADORE DIAMOND and GORDON H. McNEIL, and each of them, proxies for the undersigned, with full power of substitution, to vote as designated below all the shares of Common Stock of MAGNETIC TECHNOLOGIES CORPORATION which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Industrial Management Council in the Hutchison House, 930 East Avenue, Rochester, New York, on Tuesday, December 17, 1996, at 11:00 A.M., and at all adjournments thereof, on the following matters:

             (1)  Election of Directors:
                  ----------------------

                   [  ]  FOR all nominees listed below, except as deleted.

                   TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.

                        G.T. Clark       C. D'Amico       I. Diamond       B. Kozel       G. McNeil

                   [  ]  WITHHOLD AUTHORITY to vote for the nominees as a group.

            (2)  1996 Stock Option Plan:
                 -----------------------

             FOR [ ] or AGAINST [ ] a proposal to adopt the 1996 Stock Option Plan.

            (3)  Other Business:  In their discretion, upon such other matters as may come before the meeting.

         THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS WITHHELD PURSUANT TO ABOVE INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE PROPOSAL TO ADOPT THE 1996 STOCK OPTION PLAN.

                                (continued, and to be signed, on the other side)

(continued from the other side)

       The undersigned acknowledges receipt of the Annual Meeting Notice, Proxy Statement and 1996 Annual Report.




                              Dated:__________________________________, 1996




                              ____________________________________________
                              Signature of Stockholder




                              ____________________________________________
                              Signature of Co-Owner

                              Please date this Proxy and sign exactly as your name appears hereon. For a joint account, all co-owners must sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please use full title.